Exhibit 21.1

Subsidiaries of

NBTY, Inc. (Delaware)

De Tuinen, B.V. (Netherlands)
Health & Diet Centres Limited (United Kingdom)
Health & Diet Food Company Limited (United Kingdom)
Holland & Barrett Retail Limited (United Kingdom)
Le Naturiste J.M.B. Inc. (Canada)
Knox (a fictitious name of NBTY, Inc.)
Met-Rx Nutrition, Inc. (Delaware)
Met-Rx USA, Inc. (Nevada)
Nature Bounty de Mexico S. de R.L. de C.V. (Mexico)
Nature’s Bounty, Inc. (New York), d/b/a:
Arco Pharmaceuticals
Hudson Co.
Nature’s Way Limited (Republic of Ireland)
NBTY Manufacturing, LLC (Delaware), d/b/a:
D&F Industries
NBTY Manufacturing Colorado
NBTY Manufacturing Florida
NBTY Manufacturing Illinois
NBTY Manufacturing New Jersey
NBTY Manufacturing New York
NBTY Manufacturing West
Nutro Laboratories
Omni-Pak Industries
Raven Industries
NBTY Europe Limited (United Kingdom)
Puritan’s Pride, Inc. (New York)
Rexall Sundown, Inc. (Florida)
SISU Inc. (Canada)
Solgar Australia Pty Limited (Australia)
Solgar, Inc. (Delaware)
Solgar New Zealand Limited (New Zealand)
Solgar South Africa (Pty) Limited (South Africa)
Solgar UK Limited (United Kingdom)
Solgar Vitamin & Herb Inc. (Canada)
Sundown, Inc. (Florida)
Suplementos Solgar, S.L. (Spain)
United States Nutrition, Inc. (Delaware), d/b/a:
Carb Wise (USA)
US Nutrition
Vitamin World Limited (United Kingdom)
Vitamin World, Inc. (Delaware)
Worldwide Sport Nutritional Supplements, Inc. (New York)